Exhibit 99.4


                          COMMUNITY DISTRIBUTORS, INC.
                                 CDI GROUP, INC.
                             251 INDUSTRIAL PARKWAY
                               BRANCHBURG TOWNSHIP
                          SOMERVILLE, NEW JERSEY 08876

                                November 28, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re: Form S-4 Registration Statement relating to the offer to exchange 10 1/4% Senior Notes (the "Exchange Notes") due 2004, Series B of Community Distributors, Inc., which have been registered under the Securities Act of 1933, as amended, for any and all of its outstanding 10 1/4% Senior Notes due 2004

Dear Sir or Madam:

         In connection with our above-captioned Registration Statement, Community Distributors, Inc. and CDI Group, Inc hereby represent that:

         1. They are registering the Exchange Notes exchange offer registered thereby in reliance on the Staff's position set forth in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1989), Morgan Stanley & Co., Inc., SEC No-Action Letter (June 2, 1993) and Shearman & Sterling, SEC No-Action Letter (July 2, 1993).

         2. They have not entered into any arrangement or understanding with any person to distribute the securities to be received in the exchange offer and, to the best of their information and belief, any person participating in the exchange offer will be acquiring the securities in its ordinary course of business and will have no arrangement or understanding with any person to participate in the distribution of the securities to be received in the exchange offer; and

         3. The preliminary prospectus contains and the final prospectus will contain disclosures making persons participating in the exchange offer aware of limitations and obligations applicable to broker-dealers who participate in the exchange offer.

              Very truly yours,

              COMMUNITY DISTRIBUTORS, INC.         CDI GROUP, INC.


              By: /s/ Todd H. Pluymers              By: /s/ Todd H. Pluymers
                  -----------------------               -----------------------
                  Todd H. Pluymers                      Todd H. Pluymers
                  Chief Financial Officer               Chief Financial Officer